Exhibits 8.1 and 23.1

[Letterhead of Morgan, Lewis & Bockius LLP]

April 1, 2024

Verizon ABS II LLC
One Verizon Way
Basking Ridge, New Jersey 07920

Cellco Partnership
One Verizon Way
Basking Ridge, New Jersey 07920

Re:                 Verizon ABS II LLC
Verizon Master Trust
Registration Statement on Form SF-3

Ladies and Gentlemen:

We have acted as special counsel to Verizon ABS II LLC (“Verizon ABS II ”), Cellco Partnership (“Cellco”) and Verizon Master Trust (the “Issuing Entity”), in connection with the preparation of a registration statement on Form SF-3 (the “Registration Statement”) relating to the proposed offering from time to time in one or more series (each, a “Series”) by the Issuing Entity of asset backed notes (the “Notes”).  The Registration Statement has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  The Issuing Entity is a Delaware statutory trust created pursuant to the Delaware Statutory Trust Act and a trust agreement between Verizon ABS II, as depositor, and Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”). As set forth in the Registration Statement, each Series of Notes is to be issued under and pursuant to the terms of an amended and restated trust agreement, a master collateral agency and intercreditor agreement, one or more receivables transfer agreements, a transfer and servicing agreement, an indenture, an administration agreement, one or more account control agreements and a parent support agreement (each, an “Agreement”) among, as applicable, Verizon ABS II, Cellco, an indenture trustee (each, an “Indenture Trustee”), the Owner Trustee and one or more other entities, each to be identified in the prospectus for such Series of Notes.

As such counsel, we have examined and relied upon originals or copies of each Agreement and such other corporate records, documents, agreements or instruments of Verizon

ABS II, Cellco and the Issuing Entity as we consider appropriate.  As to various questions of fact material to such opinions, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of Verizon ABS II, Cellco and others, and have assumed, without independent inquiry, the accuracy of those representations, statements and certificates.  In connection with this opinion, we have also examined and relied upon the Registration Statement and the form of prospectus (the “Prospectus”) included therein.  In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

Attorneys involved in the preparation of this opinion letter are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal tax laws of the United States of America.

Based on the foregoing and consideration of such other matters as we have deemed appropriate, we are of the opinion that as of the date hereof, the statements in the Prospectus under the headings “Summary—Tax Status” and “Certain U.S. Federal Income Tax Consequences,” insofar as they purport to describe certain provisions of United States federal income tax law or legal conclusions with respect thereto, are correct in all material respects.

Our opinion above is based upon our interpretations of current law, including the Internal Revenue Code of 1986, as amended, judicial decisions, administrative rulings and existing final and temporary Treasury regulations, all of which are subject to change both prospectively and retroactively, as well as upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein.  We also note that the Prospectus does not relate to a specific transaction and, accordingly, the descriptions of United States federal income tax consequences referred to above may require modification in the context of a subsequent transaction.  In addition, our opinion is based on the assumption that the matter, if litigated, will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service will not take a contrary position.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, to the references to this firm in the Prospectus which forms a part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of Verizon ABS II, Cellco, the Issuing Entity or any dealer in connection with the registration of the Notes under the securities or blue sky laws of any state or jurisdiction. In rendering the foregoing opinions and giving such consent, we do not admit that we are “experts” within the meaning of the Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP